EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of The Bank of New York Company, Inc. listed below of our report dated February 26, 1996, appearing in the 1995 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1995.

On Form S-3:
No. 33-50333
No. 33-51984
No. 33-61957

On Form S-4:
No. 33-25805

On Form S-8:
No. 33-57670
No. 33-62267
Post Effective Amendment No. 2 to Registration Statement
No. 2-95764
Post Effective Amendment No. 5 to Registration Statement
No. 2-95765
Pre  Effective Amendment No. 1 to Registration Statement
No. 33-20999
Pre  Effective Amendment No. 1 to Registration Statement
No. 33-33460
Pre  Effective Amendment No. 1 to Registration Statement
No. 33-61957



\s\ Deloitte & Touche LLP

New York, New York
February 26, 1996